For the fiscal period ended 12/31/04
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
SP High Yield Bond Portfolio

1.   Name of Issuer:
	Host Marriot, L.P.

2.   Date of Purchase
	07/27/04

3.   Number of Securities Purchased
	5000

4.   Dollar Amount of Purchase
	$492,465

5.   Price Per Unit
	$98.4930

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Deutsche Bank

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Bear Stearns
Deutsche Bank
Bank of America
BNY Capital Markets
Calyon Securities
Citigroup
Goldman Sachs
Merrill Lynch
Scotia Capital
SG Corporate & Investment Banking
UBS
Wells Fargo